Exhibit 6 (vii) under Form N-1A
                                          Exhibit 10 under Item 601/Reg. S-K

                                    EXHIBIT A
              to Amended and Restated Shareholder Services Plan of
                  the Vision Group of Funds, Inc. (the "Fund")
                             dated November 8, 1995



                         Classes covered by this Plan :
                            Vision Money Market Fund
                                 Class A Shares*
                                 Class S Shares
                   Vision New York Tax-Free Money Market Fund
                                 Class A Shares*
                                 Class S Shares
                        Vision Treasury Money Market Fund
                     Vision U.S. Government Securities Fund
                      Vision New York Municipal Income Fund
                          Vision Growth and Income Fund
                        Vision Capital Appreciation Fund
                            Vision Equity Income Fund


                                    VISION GROUP OF FUNDS, INC.

                                    By: /s/ Beth S. Broderick
                                    Name:  Beth S. Broderick
                                    Title:  Vice President


Dated:            May 1, 1998
*  Original Shares redesignated on May 1, 1998